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As filed with the Securities and Exchange Commission on June 7, 2004

Registration No. 333-86234

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 7
To
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

DIVIDEND CAPITAL TRUST INC.
(Exact Name of Registrant as Specified in Charter)

518 Seventeenth Street, Suite 1700
Denver, Colorado 80202
Telephone (303) 228-2200
(Address of Principal Executive Offices)

Evan Zucker
Chief Executive Officer
518 Seventeenth Street, Suite 1700
Denver, Colorado 80202
Telephone (303) 228-2200
(Name, Address and Telephone
Number of Agent for Service)

COPIES TO:

Robert E. King Jr., Esq.
Clifford Chance US LLP
200 Park Avenue
New York, New York 10166

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

        Pursuant to this Registration Statement, as amended, Dividend Capital Trust Inc. (the "Registrant") registered 30,000,000 shares (the "2003 Offering") of the Registrant's Common Stock, $.01 par value, including 4,000,000 shares to be issued pursuant to the Registrant's Distribution Reinvestment Program and 1,000,000 shares underlying 1,000,000 warrants (such warrants having been registered pursuant to this Registration Statement) to be issued upon exercise of soliciting dealer warrants to be issued and sold to our dealer manager with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        The Registration Statement was declared effective on July 17, 2002. The Registrant has terminated the 2003 Offering and is filing this Post-Effective Amendment to the Registration Statement in order to withdraw from registration certain Securities covered by the Registration Statement which remain unsold at the termination of this offering.

        In connection with the 2003 Offering, the Registrant issued 25,282,234 shares of Common Stock, including 283,249 shares which were issued pursuant to its Distribution Reinvestment Plan. The Registrant also issued 999,959 warrants and is hereby reserving 999,959 shares of Common Stock with respect to these issued warrants. Accordingly, the Registrant hereby amends the Registration Statement to withdraw from registration such 3,717,807 shares of the Registrant's Common Stock and the remaining 41 warrants registered, but not issued in connection with the 2003 Offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 7, 2004.

DIVIDEND CAPITAL TRUST INC.
By:	/s/ EVAN H. ZUCKER Evan H. Zucker, President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EVAN H. ZUCKER Evan H. Zucker	President (Principal Executive Officer) and Director	June 7, 2004
/s/ JAMES R. MULVIHILL James R. Mulvihill	Chief Financial Officer (Principal Accounting Officer) and Director	June 7, 2004
/s/ THOMAS G. WATTLES Thomas G. Wattles	Chairman and Director	June 7, 2004
/s/ TRIPP H. HARDIN Tripp H. Hardin	Director	June 7, 2004
/s/ ROBERT F. MASTEN Robert F. Masten	Director	June 7, 2004
/s/ JOHN C. O'KEEFFE John C. O'Keeffe	Director	June 7, 2004
/s/ LARS O. SODERBERG Lars O. Soderberg	Director	June 7, 2004
/s/ EVAN H. ZUCKER Evan H. Zucker Attorney-in-fact

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SIGNATURES